UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

TOT ENERGY, INC.
(Name of Registrant As Specified In Its Charter)

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TOT ENERGY, INC.
12100 NE 16th Street, Suite 210
Miami, Florida 33161

NOTICE OF ACTION TO BE TAKEN BY CONSENT
OF STOCKHOLDERS

September 10, 2010

Dear Stockholder:

On September 6, 2010 the Board of Directors of TOT Energy, Inc. (“TOT Energy” or the “Company”) adopted a resolution recommending the Company amend its Certificate of Incorporation to change its name to Net Element, Inc. The Company’s majority stockholder has approved the proposed name change through action taken by consent and without a meeting, as authorized by Section 228 of the Delaware General Corporation Law. The action recommended by the Board of Directors and approved by the Company’s majority stockholder pursuant to Section 141 of the Delaware General Corporation Law will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on September 6, 2010.

A copy of the Amendment to the Certificate of Incorporation which has been recommended by the Company’s Board of Directors is attached to this Information Statement as Exhibit A.

We are not asking you for a proxy, nor are we asking you to respond to this notice in any other way. The purpose of this notice is only to provide you with information regarding the actions that have been approved by our Board of Directors and our majority stockholder.

Sincerely,

BY: /s/ Mike Zoi
Mike Zoi
Chief Executive Officer

INFORMATION STATEMENT
ACTION TAKEN BY CONSENT OF STOCKHOLDERS
OF TOT ENERGY, INC.

This information statement (this “Information Statement”) is furnished to the holders of the common stock of TOT Energy, Inc., (the “Company”) on behalf of the Company in connection with the amendment of the Certificate of Incorporation of the Company to change the name of the Company to TOT Energy, Inc. This action has been recommended by the Company’s Board of Directors and approved by the Company’s majority stockholder, TGR Energy, LLC (the “Consenting Stockholder”), pursuant to and in accordance with the provisions of the Delaware General Corporation Law. This action will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on September 6, 2010 (the “Record Date”). This Information Statement is first being mailed to stockholders on or about September 10, 2010.

The Company’s principal executive offices are located at 12100 NE 16th Street, Suite 210, Miami, Florida 33161.

THE PURPOSE OF THIS INFORMATION STATEMENT IS TO PROVIDE YOU WITH NOTICE OF THE ACTIONS WHICH HAVE BEEN PROPOSED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL FOR AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has unanimously adopted and the Consenting Stockholder has approved an amendment to the Certificate of Incorporation of TOT Energy, Inc. (the "Amendment") to change the name of the Company from "TOT Energy, Inc." to "Net Element, Inc."  The text of the Amendment is attached as Exhibit A and is incorporated herein by reference.

The Board of Directors has determined that the change of the Company's corporate name is desirable in view of management’s re-evaluation and refocus of the Company’s business strategy to pursue business opportunities to develop and/or acquire technology and applications for use in the online media industry.

From time to time, the Company may be engaged in various discussions to develop or acquire businesses or formulate joint venture or other arrangements in furtherance of the Company’s business strategy. The Company’s policy is not to disclose discussions or potential transactions until definitive agreements have been executed. Where appropriate, acquisitions may be financed with equity shares which may result in substantial dilution to existing stockholders.

The Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which is anticipated to occur on or about September 30, 2010.  Under Federal securities laws, the Company cannot file the certificate of amendment until at least 20 calendar days after the mailing of this Information Statement.

EFFECT OF THE AMENDMENT

The Amendment will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power.

The Amendment will have the following effects upon the shares of the Company’s capital stock outstanding and the number of authorized and unissued shares of capital stock:

*	The number of shares of common stock owned by each stockholder will remain the same; and
*	The par value of the common stock will remain unchanged.

NO RIGHTS OF APPRAISAL

Under the Laws of Delaware, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the Amendment, and the Company will not independently provide its stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Company believes that there are no federal income tax consequences to holders of common stock. However, the Company’s beliefs regarding the tax consequence of the Amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the amendment.

APPROVAL OF PROPOSED AMENDMENT

RECORD DATE

The Company set September 6, 2010 (the “Record Date”) as the record date for purposes of determining the stockholders of record who are entitled to receive notice of the Amendment of the Certificate of Incorporation.

REQUIRED APPROVAL

On September 6, 2010, the Company’s Board of Directors unanimously approved the proposed amendments to the Certificate of Incorporation to change the name of the Company to Net Element, Inc. and recommended that such proposal be submitted for stockholder approval.

Adoption of the proposed Amendment to the Certificate of Incorporation requires the approval of the Company’s stockholders holding not less than a majority of the Company’s issued and outstanding common stock. As of the Record Date, there were 330,815,827 shares of common stock issued and outstanding, each share entitled to a single vote, of which 364,687,996 shares, or approximately 94.4%, were owned by TGR Energy, LLC. Rather than calling a meeting of its stockholders to vote on the approval of the proposed Amendment to the Certificate of Incorporation, the Company obtained the approval of the proposed action from TGR Energy LLC, the holder of a majority of the Company’s issued and outstanding common stock, by written consent in lieu of a meeting on September 6, 2010.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the action recommended by the directors and approved by written consent of the majority stockholder will not take effect any earlier than 20 calendar days after the date on which this Information Statement is sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the Record Date. The Amendment will become effective upon filing with the Secretary of State of the State of Delaware.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF / SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information as of September 6, 2010 about stockholders whom we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors, named executive officers who are currently serving as our officers or have been a director or executive officer of the registrant since the beginning of fiscal year 2011, and our directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. As of September 6, 2010, there were 330,815,827 shares of common stock outstanding. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. The holders of our shares of common stock are entitled to one vote for each outstanding share on matters submitted to our stockholders. Except as otherwise noted below, the address of each person or entity named in the following table is c/o TOT Energy, Inc., 12100 NE 16th Street, Miami, FL 33161.

	Amount Of		Percent
	Beneficial		Of
Name	Ownership		Class
TGR Energy, LLC	364,687,996	(1)	94.42%
Mike Zoi	364,693,750	(2)	*
Jonathan New	1,228,704	(3)	*
Stuart Murdoch	100,000		*
Curtis Wolfe	100,000		*
Directors and officers as a group (four persons)	366,122,454	(1)(2)(3)	94.79%
  * Less than one percent.

Notes are on following page.

Notes:
(1)	Includes 54,475,082 shares issuable pursuant to warrants to purchase common stock.
(2)	Includes beneficial ownership of TGR Energy, LLC, which is wholly-owned by EnerFund, LLC, which in turn is wholly-owned by Mr. Zoi. Mr. Zoi has in his own name 5,754 shares of common stock.
(3)	Includes options to purchase 753,704 shares that are exercisable within 60 days of the Record Date at a price of $0.25 per share.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 12100 NE 16th Ave., N. Miami, FL 33161, or by calling the Company at (305) 891-2288 and requesting a copy of the Information Statement. Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

Exhibit A
AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
TOT ENERGY, INC.

        Pursuant to Section 141 of the General Corporation Law of the State of Delaware, the undersigned, being the Chief Executive Officer of TOT ENERGY, INC., a Delaware corporation bearing document number 3762193 (the “Corporation”), does hereby certify:

FIRST:
At a meeting of the Board of Directors of the Corporation held on September 6, 2010, the Board unanimously approved an amendment to the Corporation’s Certificate of Incorporation changing the name of the Corporation to:
NET ELEMENT, INC.

SECOND:	Except as hereby amended, the Certificate of Incorporation of the Corporation shall remain the same.

THIRD:	This Amendment shall be effective as of the date and time of filing.

FOURTH:
This Amendment has been approved and adopted by the stockholders of the Corporation holding a majority of the votes entitled to be cast on the amendment, by Written Consent of the Stockholders dated September 6, 2010 pursuant to Section 228 of the General Corporation Law of Delaware. Therefore, the number of votes cast for the amendment to the Corporation’s Certificate of Incorporation by the stockholders of the Corporation were sufficient for approval.

        IN WITNESS WHEREOF, said Corporation has caused this Amendment to be signed in its name by its Chief Executive Officer on September 6, 2010.

TOT ENERGY, INC.

BY: /S/ MIKE ZOI
Mike Zoi
Chief Executive Officer